
AmeriCann
INNOVATION FOR THE NEXT GREAT INDUSTRY
MASSACHUSETTS OPERATIONS UPDATE
FALL 2019
AMERICANN.CO | INFO@AMERICANN.CO | (303) 862-9000 | STOCK SYMBOL: ACAN

FORWARD LOOKING STATEMENTS

This presentation has been prepared by the company and includes information from other sources believed by management to be reliable. This presentation may contain summaries of the terms of certain documents and agreements, but reference is made to the actual documents and agreements for the complete information contained herein. The information contained herein is as of the date hereof and is subject to change, completion or amendment without notice.

This presentation contains statements, estimates and projections with respect to the anticipated future performance of the company that may be deemed to be "forward-looking statements." These statements, estimates and projections reflect various assumptions made by the company concerning anticipated results, which may or may not prove to be correct. All statements contained in the presentation that address operating performance, future direction, management and control of the company, events or developments that are expected to occur in the future (including statements related to earnings, expectations, capital expenditures, or statements expressing general optimism about future operating results) are forward-looking statements. Actual results could differ materially from those reflected in the forward-looking statements contained herein as a result of a variety of factors, many of which are beyond the company's control.

The company is in the development stage and to date has generated limited revenue. The company may not be profitable and the securities of the company may, ultimately, have little value. At the present time, there is a limited market for the Company's common stock. Please refer to the Company's SEC filings at www.sec.gov for more complete information regarding the company and risks pertaining to an investment in the company's securities.

This presentation does not constitute an offer to sell or solicitation of an offer to buy any security.

ABOUT AMERICANN, INC.

PUBLICLY TRADED COMPANY | OTCQB: ACAN | FULLY REPORTING | AUDITED | OFFICES IN BOSTON & DENVER

RAPIDLY GROWING INDUSTRY

Many national experts forecast that cannabis will grow more rapidly than any other industry over next several years.

Industry forecasts for 2022 exceed **$31 BILLION** per year.

AGRICULTURAL TECHNOLOGY

Our Ag-Tech systems reduce the costs of cultivation by over 60% and harnesses the power of the sun to decrease our carbon footprint.

PRODUCT MANUFACTURING

AmeriCann Brand's CPG business model builds brands and addresses major problems in the cannabis supply chain.

This positions the Company to pursue national and global opportunities.

MANAGEMENT TEAM

The Company's management team has an impressive track record of success with both private and publicly traded companies.

AmeriCann's team has diverse experience from inside and outside the cannabis industry.



AMERICANN'S AG-TECH

AmeriCann has developed a **PROPRIETARY CULTIVATION SYSTEM** called Cannopy

CANNOPY INCORPORATES BEST PRACTICES from traditional horticulture, lean manufacturing and cannabis cultivation

CANNOPY REDUCES LABOR, decreases costs of production and protects plants from infestations, microbial contamination

THE SYSTEM INCLUDES AUTOMATION, digital environmental controls and integrated pest management

HARNESSING NATURAL SUNLIGHT produces healthy, full-spectrum cannabis plants not achievable with indoor growing

SUSTAINABLITY
WHY GREENHOUSE?

Greenhouses use
25%
FEWER
lights than indoor

Lower carbon footprint

Overall utility bills are
75%
LESS
in green house for comparable warehouse

Warehouse construction costs an estimated $500 per sq. ft to build VS.
$250
PER SQ. FT
to build ultra efficient Greenhouses

THE PROBLEM

MASSACHUSETTS DOES NOT HAVE ENOUGH CULTIVATION INFRASTRUCTURE TO SUPPORT MARKET DEMAND



Recreational Dispensaries sold
$316 MILLION
in previous 11 months
"LEGAL MARIJUANA could be a
$1.1B
industry in Mass"
Boston Globe

MEDICAL: Approved | *November 2012*

ADULT-USE: Approved | *November 2016*

IMPACT OF LIMITED INFRASTRUCTURE

- High Prices
  $7,000 - $9,800/lb retail;
  $3,800 - $4,500 per/lb wholesale
- Limited Selection For Patients & Consumers
- Limited Quantities For High Need Patients
- Limited Stock For Dispensaries
- Unmet Market Potential

THE SOLUTION: Massachusetts Cannabis Center



1 MILLION

square feet of approved cannabis cultivation and processing infrastructure

Building 1 Complete - First Phase of Development ($7.5 million state-of-the-art facility)

BUILDING 1

30,000 Sq.Ft.
Construction Fully-Funded & Complete
Cert. of Occupancy August 2019



BUILDING 1

- 100% Leased to vertically-integrated licensed producer and retailer – BASK, Inc.
- 15 year Joint Venture -Commenced Sept. 1 2019
- % of Gross Receipts + Base Rent Payable to AmeriCann
- Operations scheduled to commence Fall 2019
- Building 1 to provide strong Operating Cashflow and Near-Term Positive EBIDTA for AmeriCann

Production Capacity

- 7,500 Lbs. of annual cannabis production
- 87,000 grams of cannabis oil production

BUILDING 1

30,000 Sq. Ft.

3% of Total Project

1st YEAR FINANCIAL PROJECTIONS

5,386 LBS Flower
@ $5,400/LB
=
$29,000,000

87,000 grams of Oil @
$35 per gram
=
$3,045,000

AmeriCann's
15% OF REVENUE
=
$4,800,000
ANNUALLY

TOTAL PROJECT COST
=
$7,500,000
PAYBACK IN 1.5 YEARS

* Future Revenue projections only based on industry expert analysis. Actual results may vary.

AmeriCann

CORPORATE INFORMATION

OTCQB: ACAN

If have questions about AmeriCann please contact Tim Keogh, CEO, at (303) 862-9000, email timk@americann.co or visit www.americann.co

ATTORNEYS Hart & Hart, LLC Denver, CO	**AUDITOR** Malone Bailey LLP Houston, TX
TRANSFER AGENT Corporate Stock Transfer Denver, CO	**CORPORATE OFFICE** 1550 Wewatta St, Denver, CO 80202 303.862.9000
	EAST COAST OFFICE One Boston Place, Suite 2600 Boston, MA 02108

THE PEOPLE

THE AMERICANN MANAGEMENT TEAM HAS A PROVEN TRACK RECORD OF SUCCESS FOR REAL ESTATE DEVELOPMENT, STARTUP PUBLIC COMPANIES AND CAPITAL MARKETS EXPERIENCE AND SUCCESS

Insiders have invested over **$5 MILLION** in equity & debt to date



TIM KEOGH

PRESIDENT & CEO

Mr. Keogh is recognized as one of the leading experts in the medical cannabis industry. He initially served as an advocate for cannabis patients. From this experience he leveraged his 17+ years of commercial real estate development experience to bring elevated standards to the designing, permitting, construction and approvals for cannabis properties. Mr. Keogh received a BS in business administration from Mount St. Mary's University.



BEN BARTON

FOUNDER & CEO

Mr. Barton has been the managing director of Strategic Capital Partners, a private equity firm since 2006. As an entrepreneur, he co-founded SRC Energy (SRCI), a startup traded on the New York Stock Exchange that was acquired for $1.7 billion. Mr. Barton has been instrumental in raising over $800 million in equity and debt financing for emerging companies over the past decade. He earned an MBA in finance from UCLA.


AmeriCann
INNOVATION FOR THE NEXT GREAT INDUSTRY
AMERICANN.CO | INFO@AMERICANN.CO | (303) 862-9000 | STOCK SYMBOL: ACAN